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                                                                 Exhibit 10.6(a)

                 [LETTERHEAD OF CS FIRST BOSTON APPEARS HERE]


August 19, 1996



Mr. Wayne L. Knyal
Franchise Mortgage Acceptance Company LLC
Five Greenwich Office Park
Greenwich, CT 06830

RE:  $200 Million Repurchase Facility

Ladies and Gentlemen:

This letter of intent ("Letter") will confirm our agreement to enter into good faith negotiations for a repurchase facility (the "Repurchase Facility") for Franchise Mortgage Acceptance Company LLC ("FMAC") to be provided by CS First Boston Mortgage Capital Corp. ("MCC") upon the terms and conditions described herein. Prior to the documentation of the Repurchase Facility, MCC and/or its agents will review the financial and operational characteristics of FMAC's business and will give notice to FMAC in the event that such review causes MCC to cease to work toward definitive documentation pursuant to this Letter. FMAC will exclusively work with MCC on the subject matter hereof, and will not commence discussions with any other broker or other entity prior to the closing of the Repurchase Facility.


Originator and Seller:   Franchise Mortgage Acceptance Company LLC ("FMAC"). The
                         obligations of FMAC under the Repurchase Agreement shall be at the discretion of CS First Boston's Credit
                         Department and shall include standard representations and warrants relating to Eligible Assets which would appear in a rated franchise securitization.

Purchaser:               CS First Boston Mortgage Capital Corp. ("MCC"), a
                         wholly-owned subsidiary of CS First Boston.

Repurchase Facility:     The reverse repurchase facility ("Repurchase Facility")
                         by and between FMAC and MCC that shall be used by FMAC
                         to finance FMAC'S purchase of Eligible Assets.
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Eligible Assets:         Franchise loans (the "Loans") to owners or lessees of
                         restaurant properties who are authorized franchisees.
                         Eligibility criteria may include, but are not limited to the following:

                         1) The Loan was originated or purchased by FMAC in the normal course of its business;

                         2) The Loans will be underwritten in accordance with FMAC's documented and stated underwriting standards. FMAC will furnish a copy of its underwriting standards to MCC (i) prior to the initial Repurchase Transaction and (ii) prior to any changes made to such underwriting standards;

                         3) The Loan was not delinquent on the date that FMAC sold the Loan to MCC.

                         4) The Loan was secured by either by a mortgage of the fee interests or leasehold interests in the real property, as well as a security interest in the borrower's equipment and other restaurant related personal property.

                         FMAC shall be required to repurchase any Loans that cease to meet the eligibility criteria for Eligible Asset or, that violate a representation and/or warranty made by FMAC to MCC in respect of said Loan.

                         In addition, MCC may in its reasonable discretion exclude any Loan from any Repurchase Transaction if in MCC's sole and reasonable opinion the Loan does not meet FMAC's underwriting guidelines.

Term of Transactions:    The term of this arrangement shall extend to December
                         31, 1996 and commence on the date of the initial
                         Repurchase Transaction. Notwithstanding the previous
                         sentence, the Agreements shall provide that the
                         commitment of MCC evidenced thereby will be subject to
                         termination by MCC if, in its sole discretion, it is
                         reasonable to do so under the circumstances, taking
                         into consideration, among other things, the volatility
                         or illiquidity of the market for the Loans or
                         securities backed thereby, the extent and nature of any
                         event which is, or with notice or passage of time would
                         become, a Termination Event (as define below), or the
                         availability of financing to MCC. In the event of a
                         change in FMAC's ownership, MCC has the right to
                         immediately terminate the line, if in its sole
                         judgement it deems the change to be detrimental to
                         FMAC's
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                         ongoing business.

                         The Repurchase Facility can be extended on December 31, 1996 for an additional 12 months if mutually acceptable to MCC and FMAC and will be subject to a new spread.

Maximum Amounts          It is anticipated that no more than $200,000,000 in
of Loans:                aggregate unpaid principal balance will be outstanding
                         under the Repurchase Agreement at any time.

Parent Guarantee:        FMAC's parent Imperial Credit Industries, Inc. shall
                         guarantee the obligations of FMAC.

Structuring Advisory     The Structuring Fee shall be paid by FMAC and shall be
Fee:                     0.625% of the Maximum Amount of the Facility. The
                         Structuring Advisory Fee shall be earned on the date the Repurchase Facility documents are completed. A fee of $812,500 relating to the initial $130,000,000 financed under the Repurchase Facility shall be paid upon completion of the Repurchase Facility documentation. The remaining fee shall be paid in conjunction with further transactions under the Repurchase Facility. As FMAC makes additional draws on the Repurchase Facility, FMAC shall pay MCC 0.625% on the amount of the additional transactions. In any event, FMAC shall pay MCC a total Structuring Advisory
                         Fee of 0.625% on the Maximum Amount of Contracts before the termination of this Repurchase Facility. The
                         Structuring Advisory Fee shall be non-refundable.

Minimum Amount of        It is anticipated that each purchase or resale
Loans:                   transaction by MCC under the Repurchase Agreement will
                         be at least $1,000,000 in aggregate unpaid balance.

Base Rate:               U.S. one-month LIBOR reset monthly (the "Base Rate");

Interest Rate:           The Interest Rate shall be computed as the sum of (i)
                         the Base Rate and (ii) a fixed spread for each year
                         during the term of the Repurchase Facility, the spread
                         is 1.25%.
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Paid-Off, Delinquent          At the end of each calendar month any Loan that
and Ineligible Loans:         has missed two payments and is still owned by MCC
                              under the Repurchase Agreement, FMAC immediately shall repurchase such loan plus any accrued interest due to MCC. Those Loans that have been paid in full shall be deducted from the unpaid principal balance of the Loans. In addition, any Loan which is ineligible for securitization shall be repurchased by FMAC. If a Loan is excluded from securitization due to concentration of the collateral, MCC will retain the Loan in the Repurchase Facility until termination, and upon termination, if the Repurchase Facility is extended per the Term of the Transaction paragraph above, the Loan would be placed in the new facility.

Securitization                FMAC will combine its collateral with franchise
Matters:                      loans originated or purchased by MCC to complete a
                              securitization. CS First Boston will be the underwriter for the securitization. FMAC will pay
                              CS First Boston 0.50% on the principal balance of the FMAC Loans in the securitization as an underwriting fee. FMAC will retain all of the economics associated with the Loans originated by FMAC including the first loss piece of the securitization. If for any reason FMAC does not use CS First Boston in a securitization or other disposition of the Loans financed under this Repurchase Facility, FMAC will pay a 1% exit fee
                              (the "Exit Fee") on the outstanding principal balance of the Loans. The Exit Fee discussed herein only applies to the transaction terminating
                              December 31, 1996 and will be renegotiated for a new facility.

Back-Up Servicer:             Imperial Credit Industries, Inc.

Margin Maintenance:           Subject to final determination by CS First
                              Boston's Credit Department, it is anticipated that FMAC will at all times cause the Custodian to hold
                              Eligible Assets having a market value determined by MCC in good faith sufficient to create an advance rate of funds advanced to FMAC equal to the acquisition price FMAC has paid. However each weekly funding will have an advance not greater than 95%. The difference between par and the advance rate will be comprised of the discount which FMAC reserve against the Loans held by the Custodian. If on any business day the Margin
                              Requirement is not met (e.g., due to a decline in the value of the Loans or otherwise) FMAC will prior to 4:00 p.m. New York time on such business day, post cash or addition Loan collateral as needed to satisfy the Margin Requirement. The criteria for setting the

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                    Margin requirements will include the following (without
                    limitation):

                    1.   the term of the Repurchase Transaction

                    2.   prevailing market conditions

                    3.   the financial condition of FMAC

                    The market value of the Loans will be determined on a monthly basis by MCC (unless at MCC's sole discretion, a daily mark-to-market is required) based on collateral performance, the interest rate environment and the alternative exit strategies for the collateral.

Custodian:          First Trust, (the "Custodian") will serve as custodian of
                    the Loans under the Repurchase Facility and cash collateral on behalf of FMAC, MCC, and other parties (including MCC's repurchase counterparties) pursuant to the Custody Agreement described below. Custodial fees will be responsibility of FMAC. Custodian and Back-Up servicer could be the same party.

Master Repurchase   A PSA Master Repurchase Agreement with supplemental terms
Agreement:          attached, as modified in accordance herewith, including an expansion of the definition of assets to include the Loans described above under Eligible Assets.

Custody Agreement:  The Custodian, FMAC and MCC shall execute a custody agreement (the "Custody Agreement") which shall specify the timing and nature of original loan legal documents to be delivered by nature of original loan legal documents to be delivered by FMAC to the Custodian.

                    Pursuant to the Custody Agreement, the Custodian shall deliver a form of certification and trust receipt (to be defined in the Custody Agreement) to MCC evidencing that loan legal documents have been received and reviewed by the Custodian. The Custodian shall prepare and deliver the original certification and trust receipt to MCC on the date of purchase of the Eligible Assets under a Reverse Repurchase Transaction.

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Security Interest:       FMAC will execute all filings giving MCC a first
                         priority perfected security interest in the Loans purchase.

Policies and             As a condition to executing the Repurchase Facility,
Procedures               FMAC shall develop, implement, and actively monitor the
                         following policies and procedures (i) Loan Underwriting
                         Guidelines, (ii) Servicing and Collections, (iii)
                         Quality Control, (iv) Accounting and Financial
                         Reporting, (v) Risk Management and Insurance, (vi)
                         Licensing, (vii) Employee, (viii) Management
                         Information Systems, (ix) Disaster Recovery, and (x) such other policies and procedures as may be reasonably requested by MCC from time to time (the "Policies and Procedures").

Reporting                FMAC shall be subject to the following reporting
Requirements:            requirements including, but not limited to, the
                         following (i) annual consolidated financial statements audited by a big-six firm, (ii) quarterly consolidated financial statements prepared and certified by management, (iii) monthly consolidated financial statements and operations reporting package prepared by management, (iv) Eligible Asset performance data, (v)
                         Eligible Assets stratification reports, (vi) litigation summary, (vii) annual budgets and monthly actual vs.
                         budget comparisons, (viii) three-years projections and strategic business plan, (ix) licensing summary, and
                         (x) monthly servicing diskettes of all Eligible Assets, and (xi) such other reports as may be reasonably requested by MCC from time to time (the "Reporting
                         Requirements").

Repurchase Facility      Such events will include, but are not limited to, the
Termination Events:      following (the "Repurchase Facility Termination
                         Events"):

                         1) FMAC shall fail to observe in any material respect any covenant, representation, term or condition contained in the Repurchase Facility and related transaction documents;

                         2) An FMAC payment default remains uncured following a mutually agreed upon cure period;

                         3) A Breach of FMAC of any of their covenants or agreements with CFBMCC;

                         4) A Default by FMAC on any of its material debt instruments;

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                    5)   A Bankruptcy of FMAC or a material adverse change in
                         FMAC's financial condition or operations;

                    6) A Representation or warrant of FMAC shall prove to be materially incorrect;

                    7) FMAC's report of independent accountants' include a "going concern" reference;

                    8) Either (i) a change in control and/or ownership of FMAC other than as result of an initial public offering or private placement of common stock or (ii) any member of FMAC's executive management team terminates their employment with FMAC and a suitable replacement is not found;

                    9) FMAC amends its underwriting guidelines or buying practices without obtaining the prior written consent and approval of MCC, such approval not be unreasonably withheld; and

                   10) Other items as provided for in the Repurchase Facility, any related transaction documents, or "market" securitization transactions of franchise loans.

                    Certain Termination Events shall be subject to a thirty-day cure period during which time such event may be remedied in order to avoid the occurrence of such Termination Event. Upon a Termination Event, the Repurchase Facility will terminate and no further purchases will be made by MCC and MCC shall be entitled to all remedies set forth in the Repurchase Facility and related transaction documents.

Covenants:          Usual and customary non-financial covenants similar to those contained in "market" securitization transaction of franchise loans, including periodic financial reporting, preservation of corporate existence, etc. Certain financial covenants may be required with respect to the Servicer and FMAC, including minimum net worth requirements (the
                    "Covenants").

Representations     Usual and customary representations and warranties similar
and Warranties:     to those contained in "market" securitization transactions of franchise loans, including organization in good standing, validity of agreements, valid ownership of Eligible Assets, tax status,
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                    compliance with laws, litigation and underwriting
                    guidelines, and representations and warranties with respect to Eligible Assets will result in the repurchase of the Eligible Assets (the "Representations and Warranties").

Delivery Notice:    Twenty-four (24) hours (or before 11:00 AM New York City
                    time in the event that MCC has received confirmation of receipt by the Custodian of the delivered documents) prior to the purchase of Eligible Assets by MCC, FMAC shall deliver (1) the appropriate Eligible Assets document to the Custodian as specified in the Custody Agreement and (2) a notice of borrowing to MCC containing the following information with respect to each Loan (the "Delivery
                    Notice"):

                         a)   Loan Number
                         b)   Borrower name
                         c)   Borrower address
                         d)   Franchise Concept
                         e)   Valuation, Loan-to-Value
                         f)   Loan APR
                         g)   Remaining term of Loan
                         h)   Current principal amount
                         i)   Due date

Servicing of the    FMAC and its agents shall service and administer the Loans
Eligible Assets:    in a manner that is necessary and consistent with the terms of the Repurchase Agreement and shall exercise the same care customarily employed by FMAC and its agents in servicing
                    Loans for FMAC's own account in accordance with accepted
                    Loan servicing practices of prudent lending institutions and giving due consideration to MCC's reliance of FMAC and its agents. FMAC or its agents shall collect all principal and interest payments including partial prepayments, and prepayment in full less servicing fees and shall hold such amounts in trust for the benefit of MCC unless otherwise directed by MCC. FMAC or its agents shall remit such amounts to MCC upon the request of MCC.

                    Either (i) FMAC shall represent and warrant that the Loans are
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                    assigned to MCC on the Purchase Date free and clear of
                    servicing rights or agreements with third parties or (ii) FMAC shall assign all such agreements in a manner satisfactory to MCC. If Clause (i) of the proceeding sentence applies, FMAC shall service the Loans for MCC as provided in the Master Repurchase Agreement such servicing to be terminable by MCC, without the payment of any termination fee to FMAC, at any time subject to MCC's obligation to re-deliver the Loans and such servicing to FMAC on the Repurchase Date against the transfer of funds.

Power of Attorney:  FMAC or its agents shall grant MCC an irrevocable power of attorney, with full power of substitution with respect to the Loans to (i) endorse any checks or instruments representing payment of the Loans; (ii) prepare, complete, execute, deliver and record any assignment of auto; (iii) endorse and deliver any auto note; (iv) take all necessary and appropriate action to direct the receipt of payment on the Loans from the servicer and master servicer thereof to MCC or its designee; (v) handle any claim relating to the Loan; and (vi) take any action and execute any instruments that MCC may deem necessary.

Due Diligence:      MCC and its advisors shall have the right to perform
                    financial and operations due diligence with regard to FMAC, and an agreed-upon sample of loans

Non-Binding         This Letter does not represent a legally binding commitment
Commitment:         for MCC to proceed with any portion of the transaction
                    contemplated herein, and is subject to the internal approval of both MCC and FMAC and to the execution of definitive documentation containing mutually satisfactory terms and conditions consistent with the terms hereof.

Fees and Expenses:  Upon the execution of this letter, FMAC shall be responsible up to $75,000 for any and all legal fees, due diligence and other out of pocket costs incurred by MCC in setting up and administering the Reverse Repurchase Facility.
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Kindly acknowledge below your agreement to the foregoing by signing and returning to the undersigned the enclosed extra copy of this Letter.


Sincerely,


CS First Boston Mortgage Capital CORP.

By:___________________________

Name:_________________________


Agreed:

Franchise Mortgage Acceptance Company LLC

By:___________________________

Name:_________________________

Title:________________________

Date:_________________________